AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1999

                                                Registration No. _______________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       COPELCO CAPITAL FUNDING LLC 2000-A
             (Exact name of registrant as specified in its charter)


                               -------------------


          DELAWARE                                                 PENDING
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)


                       COPELCO CAPITAL FUNDING LLC 2000-A
                               700 EAST GATE DRIVE
                       MOUNT LAUREL, NEW JERSEY 08054-5404
                                 (609) 231-9600
           (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                   Copies to:
             SPENCER LEMPERT, ESQ.                      PETER HUMPHREYS, ESQ.
COPELCO CAPITAL FINANCIAL SERVICES GROUP, INC.          DEWEY BALLANTINE LLP
              700 EAST GATE DRIVE                    1301 AVENUE OF THE AMERICAS
            MOUNT LAUREL, NJ 08054                    NEW YORK, NEW YORK 10019
                (609) 231-9600                             (212) 259-6730
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                          CALCULATION OF REGISTRATION FEE

       ======================= =========== ================== ==================== =======================
                                 Amount    Proposed Maximum    Proposed Maximum
        Title of Securities      To Be      Aggregate Price   Aggregate Offering           Amount
          Being Registered     Registered     Per Unit(1)          Price(1)         Of Registration Fee
       ----------------------- ----------- ------------------ -------------------- -----------------------
       Lease-Backed Notes      $1,000,000        100%             $1,000,000                $278
       ======================= =========== ================== ==================== =======================

(1)     Estimated solely for the purpose of calculating the registration fee.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

================================================================================

                                $---------------

                   COPELCO CAPITAL FUNDING LLC 2000-A, ISSUER

                        COPELCO CAPITAL, INC., SERVICER

                               LEASE-BACKED NOTES

FROM TIME TO TIME THE ISSUER MAY SELL A SERIES OF ITS NOTES THAT --

o  will represent debt obligations solely of the issuer; and

o will consist of one or more classes on terms to be determined at the time of sale.

THE ASSETS BACKING THE NOTES MAY CONSIST OF ANY COMBINATION OF --

o  leases;

o  installment sale contracts;

o  rental stream obligations;

o monies received relating to the leases, agreements, contracts and obligations;

o  funds on deposit in one or more accounts; and

o  one or more forms of credit enhancement.

THE TERMS OF YOUR SERIES OF NOTES ARE DESCRIBED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE __ OF THIS PR0OSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

The notes of each series will be debt solely of the issuer and will be payable only from the pledged assets of the issuer and any credit enhancement for such series.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      Prospectus dated ____________, 1999.

                               TABLE OF CONTENTS

                                                                            PAGE

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
   SUPPLEMENT................................................................3

PROSPECTUS SUMMARY...........................................................1
  Issuer.....................................................................1
  Originator.................................................................1
  Servicer...................................................................1
  Trustee....................................................................1
  The Notes..................................................................1
  The Series Pools...........................................................2
  Payment Date...............................................................2
  Due Period.................................................................2
  Record Date................................................................2
  Registration of Notes......................................................2
  Credit Enhancement.........................................................2
  Optional or Mandatory Termination..........................................3
  Tax Considerations.........................................................3
  ERISA Considerations.......................................................3
  Ratings....................................................................3

RISK FACTORS.................................................................4

WHERE YOU CAN FIND MORE INFORMATION..........................................8

THE ISSUER...................................................................9

USE OF PROCEEDS..............................................................9

THE SERIES POOLS.............................................................9

COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES......................12

DESCRIPTION OF THE NOTES....................................................17

PREPAYMENT AND YIELD CONSIDERATIONS.........................................19

BOOK-ENTRY REGISTRATION.....................................................19

DESCRIPTION OF THE TRANSACTION DOCUMENTS....................................22
  Indenture.................................................................25

THE INDENTURE TRUSTEE.......................................................27

SECURITY FOR THE NOTES......................................................27

LEGAL MATTERS AFFECTING A LESSEE'S  RIGHTS AND OBLIGATIONS..................27

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................29

RATINGS.....................................................................33

ERISA CONSIDERATIONS........................................................33

PLAN OF DISTRIBUTION........................................................33

LEGAL OPINIONS..............................................................34

INDEX OF TERMS..............................................................35

                        IMPORTANT INFORMATION ABOUT THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

          The prospectus supplement for your series of notes will state among other things:

          o the aggregate principal amount, interest rate and authorized denominations of the notes;

          o specific information concerning the characteristics of the lease receivables;

          o    the terms of any credit enhancement with respect to the notes;

          o information concerning any other assets backing the notes, including any reserve fund;

          o    the final scheduled payment date of the notes;

          o how and when principal is to be paid on the notes on each payment date, the timing of the application of principal and the order of priority of the applications of the principal to the respective classes of notes;

          o    the federal income tax characterization of the notes;

          o    the terms of any subordination pertaining to the notes;

          o    the terms of any cross-collateralization applying to the notes;

          o the terms of any redemptions and the corresponding redemption prices applicable to the notes;

          o    servicing terms applicable to the notes;

          o    the presence of any prefunding feature relating to the notes;

          o the length and terms of any revolving period pertaining to the notes; and

          o    additional information on the plan of distribution of the notes.

                               PROSPECTUS SUMMARY

o This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                               LEASE-BACKED NOTES
                               ISSUABLE IN SERIES

ISSUER

Copelco Capital Funding LLC 2000-A, a Delaware limited liability company. The address is 700 East Gate Drive, Mt. Laurel, New Jersey 08054.

ORIGINATOR

Copelco Capital, Inc., a Delaware corporation and a wholly-owned subsidiary of Copelco Financial Services Group, Inc. The address of the originator is One International Boulevard, Mahwah, New Jersey 07430.

SERVICER

The servicer will be Copelco Capital, Inc. unless otherwise specified in the applicable prospectus supplement. The address of Copelco Capital, Inc. is One International Boulevard, Mahwah, New Jersey 07430.

TRUSTEE

For any series of notes, the trustee named in the applicable prospectus supplement.

THE NOTES

o The notes of each series will be secured solely by equipment leases or contracts and related assets. The assets will be pledged by the issuer to a trustee under an indenture for the benefit of noteholders of that series.

o The transaction documents associated with each series of notes will describe the rights of each of those classes of notes to the funds derived from the applicable asset pool.

o The notes are fixed income securities, having a principal balance and a specified interest rate.

o Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The applicable prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

o    A series may include one or more classes of notes which are:

     o stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

     o stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

o A series of notes may include two or more classes of notes with different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

o A series may provide that distributions of principal or interest or both on any class may be made:

     o    upon the occurrence of specified events;

     o    in accordance with a schedule or formula; or

     o on the basis of collections from designated portions of the applicable asset pool.

o Any series may include one or more classes of notes which will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the applicable prospectus supplement.

o A series may include one or more other classes of notes that are senior to one or more other classes of notes with regard to distributions of principal and interest and allocations of losses on the applicable asset pool.

THE SERIES POOLS

o As specified in the applicable prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

     o leases which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with monies due on these leases and agreements and affiliated guarantees;

     o interests other than ownership interests in the underlying equipment and related property, together with the proceeds from the disposal of the equipment, if any;

     o amounts held in any collection, reserve, prefunding or other accounts established in connection with the transaction documents;

     o proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

     o    credit enhancement for a series pool or any class of notes; and

     o    interest earned on specific short-term investments.

o If the applicable prospectus supplement specifies, the issuer may acquire additional leases and equipment during a specified pre-funding period following the issuance of the notes from monies in a pre-funding account.

o If the applicable prospectus supplement specifies, the notes may have a revolving period. During a revolving period, the issuer may acquire additional leases and interests in equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.

PAYMENT DATE

As described in the applicable prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

DUE PERIOD

The calendar month preceding the month in which a payment date occurs is the due period. As the applicable prospectus supplement will more fully describe, the servicer will remit collections received with respect to the due period to the trustee prior to the applicable payment date. The collections may be used to fund payments to noteholders on that payment date or to acquire additional lease receivables.

RECORD DATE

The applicable prospectus supplement will describe a date preceding the payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

REGISTRATION OF NOTES

The issuer will initially issue the notes as global notes registered in the name of Cede & Co., unless otherwise specified, as nominee of The Depository Trust Company. Noteholders will not receive definitive notes representing their interests, except in specific limited circumstances described in the applicable prospectus supplement.

CREDIT ENHANCEMENT

o As described in the applicable prospectus supplement, credit enhancement for a series pool or any class of notes may include any one or more of the following:

     o a policy issued by an insurer specified in the applicable prospectus supplement;

     o    overcollateralization;

     o    subordination of specific classes of notes;

     o    a reserve account;

     o    letters of credit;

     o    credit or liquidity facilities;

     o    third party payments or other support; and

     o    cash deposits or other similar arrangements.

o The prospectus supplement will describe any limitations and exclusions from coverage.

OPTIONAL OR MANDATORY TERMINATION

o Under the circumstances described in this prospectus and the applicable prospectus supplement, the servicer, the issuer or other entities may, at their respective options, cause the early retirement of a series of notes at the price or prices indicated in the applicable prospectus supplement.

o The applicable prospectus supplement may describe circumstances under which the issuer, servicer or other entities will be required to retire early all or any portion of a series of notes. An indenture may require these parties to solicit competitive bids for the purchase of the applicable series pool or otherwise.

TAX CONSIDERATIONS

For federal income tax purposes, Dewey Ballantine LLP, special tax counsel to the issuer, will render an opinion upon the issuance of a series of notes that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. You are urged to consult your tax advisors.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the applicable prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and specific types of Keogh Plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

RATINGS

o The issuer will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

o You must not assume that the rating agency will not lower, qualify or withdraw its rating.

                                  RISK FACTORS

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.

YOU MAY NOT BE ABLE TO SELL       If no public market develops, as a
   YOUR NOTES                     noteholder, you may not be able to liquidate
                                  your investment in the notes prior to
                                  maturity. We offer no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes.
                                  There is no assurance that a market will be created or, if created, will continue.

PREPAYMENTS AND ASSOCIATED        In the case of notes purchased at a discount,
   REINVESTMENT RISK MAY          you should consider the risk that slower than
   REDUCE YIELD TO                anticipated rates of prepayments could result
   NOTEHOLDERS                    in an actual yield that is less than the
                                  anticipated yield. Conversely, you should consider that in the case of notes purchased at a premium, the risk that faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                                  Be aware that you bear the risk of reinvesting unscheduled distributions resulting from prepayments of the notes.

                                  The rate of payment of principal is
                                  unpredictable because the rate on the notes will depend on, among other things, the rate of payment on the underlying equipment leases. In addition to the normally scheduled payments on the leases, payments may come from a number of different sources. Payments on the leases will include the following:

                                  o  prepayments permitted by the servicer;

                                  o payments as a result of leases which are defaulted;

                                  o payments as a result of leases accelerated by the servicer;

                                  o payments due to loss, theft, destruction or other casualty; and

                                  o  payments upon repurchases by Copelco
                                     Capital, Inc. on account of a breach of
                                     representation and warranty.

                                  Copelco Capital, Inc. may elect to reinvest the proceeds of a lease which was partially or fully repaid or upgraded in one or more leases having similar characteristics to that terminated lease.

                                  The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.

SPECIFIC SECURITY INTERESTS       In the event the issuer has insufficient
   ARE NOT PERFECTED AND          assets available to pay the notes, the issuer
   OTHER CREDITORS MAY HAVE       may sell the equipment upon a lease default
   RIGHTS TO THE EQUIPMENT        in order to meet payments on the notes.  The
                                  lack of a perfected security interest in certain equipment may adversely affect the ability of the issuer to recoup any moneys on that equipment following a lease default. This could reduce the funds available to pay the notes.

                                  Copelco Capital, Inc. files Uniform Commercial Code financing statements against lessees with respect to equipment with an original equipment cost equal to or more than $25,000. As is more fully described in the applicable prospectus supplement, this means that financing statements will not be filed for a percentage of the leases. In addition, the indenture and the assignment and servicing agreement will require certain Uniform Commercial Code financing statements with respect to the equipment to be filed in favor of the issuer against Copelco Capital, Inc. and in favor of the trustee against the issuer and Copelco Capital, Inc.

                                  Copelco Capital, Inc. does not perfect its interest in any equipment where the original cost of the related equipment is less than $25,000. As a result, Copelco Capital, Inc. will not have a perfected security interest in that equipment. Other creditors of the related lessees may acquire rights in the equipment superior to those of the issuer or the trustee. In those cases, security interests in the equipment will also not be perfected in favor of the issuer or the trustee. Additionally, because the transaction documents will only require Uniform Commercial Code financing statements to be filed in central locations for any given state, security interests in the equipment will also not be perfected in favor of the issuer or the trustee in any state requiring other than central filings. Therefore, other creditors of Copelco Capital, Inc., may acquire rights in the equipment superior to those of the issuer or the trustee.

STATE LAW AND OTHER FACTORS       The application of state law requirements may
   MAY IMPEDE RECOVERY            limit recoveries on equipment. State laws
   EFFORTS AND AFFECT THE         impose requirements and restrictions on
   ABILITY OF ISSUER TO           foreclosure sales and obtaining deficiency
   RECOUP THE FULL AMOUNT         judgments and may prohibit, limit or delay
   DUE ON THE LEASES              repossession and sale of equipment to recover
                                  losses on non-performing leases.

                                  Additional factors that may affect the ability of the issuer to recoup the full amount due on a lease include:

                                  o  the issuer's failure to file financing
                                     statements to perfect its security interest in the equipment against a lessee;

                                  o  depreciation;

                                  o  obsolescence;

                                  o  damage or loss of any item of equipment;
                                     and

                                  o  the application of federal and state
                                     bankruptcy and insolvency laws.

                                  As a result, the noteholders may be subject to delays in receiving payments and losses.

POSSESSION OF THE LEASES BY       Any insolvency by the issuer, the servicer,
   AND THE INSOLVENCY OF          the originator or the seller, while in
   THE ISSUER, ORIGINATOR         possession of the leases may result in
   OR SERVICER MAY RESULT         competing claims to ownership or security
   IN REDUCED OR DELAYED          interests in the leases which could result in
   PAYMENTS TO NOTEHOLDERS        delays in payments on the notes, losses to
                                  the noteholders or an acceleration of the repayment of the notes.

INSOLVENCY OF COPELCO CAPITAL,    In some circumstances, a bankruptcy of
   INC. MAY REDUCE PAYMENTS       Copelco Capital, Inc. may reduce payments to
   TO NOTEHOLDERS                 noteholders. However, Copelco Capital, Inc.
                                  believes that each contribution of the leases should be treated as an absolute and unconditional assignment.

                                  Still, in the event of an insolvency of
                                  Copelco Capital, Inc., a court or bankruptcy trustee could, without limitation, attempt to-

                                  o  recharacterize the contribution of the
                                     related leases by Copelco Capital, Inc. to the issuer as a loan to Copelco Capital, Inc. from the issuer, secured by a pledge of those leases; or

                                  o consolidate the assets of the issuer with those of Copelco Capital, Inc. since Copelco Capital, Inc. will own all of the membership interests in the issuer.

                                  If the recharacterization or consolidation were successful, the bankruptcy trustee could repudiate the leases that are considered to be operating leases for bankruptcy law purposes and all obligations applicable to those operating leases. Either attempt, even if unsuccessful, could result in delays in payments to you. If the attempts were successful, those notes would be accelerated, and the trustee's recovery on behalf of you could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                                  Although Copelco Capital, Inc. believes that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting and tax purposes, the leases will be treated as assets of Copelco Capital, Inc. on its consolidated financial statements and on the tax return for its consolidated group. This treatment of the assets might increase the risk of recharacterization of the transfer to the issuer as a financing rather than an absolute assignment.

NO RECOURSE AGAINST THE           There is no recourse against any affiliates
   AFFILIATES OF ISSUER           of the issuer. The notes represent debt of
                                  the issuer secured primarily by the leases. If the lease payments and other assets pledged to secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from Copelco Capital, Inc. or any of its affiliates other than the issuer. The issuer is a limited liability company with limited assets.

GEOGRAPHIC CONCENTRATION OF       Adverse economic conditions or other factors
   LEASES MAY ADVERSELY           particularly affecting any state or region
   AFFECT THE LEASES              where a high concentration of leases is
                                  located could adversely affect the performance on the leases. The issuer is unable to determine and has no basis to predict, with respect to any state or region, whether these types of events have occurred or may occur, or to what extent any of these types of events may affect the leases or the repayment of amounts due under the notes.

COMMINGLING OF FUNDS WITH         Should bankruptcy or reorganization
   COPELCO CAPITAL, INC. MAY      proceedings be commenced with respect to the
   RESULT IN REDUCED OR           servicer, any funds held by the servicer and
   DELAYED PAYMENTS TO            not transferred to the collection account may
   NOTEHOLDERS                    not be available to noteholders.  If the
                                  funds are not transferred to the trustee, as required by the transaction documents, payments to noteholders could be delayed or reduced if the servicer becomes bankrupt or insolvent.

DEFAULT OR INSOLVENCY OF          To the extent lessees default on the leases,
   LESSEES MAY REDUCE             including through insolvency, Lease payments
   PAYMENTS TO NOTEHOLDERS        will decrease and, accordingly, funds
                                  available for payment to you, as a
                                  noteholder, will be reduced.

TECHNOLOGICAL OBSOLESCENCE OF     If technological advances relating to the
   EQUIPMENT MAY REDUCE           equipment causes the leased equipment to
   VALUE OF COLLATERAL            become obsolete, the value of the equipment
                                  will decrease. This will reduce the amount of monies recoverable should the servicer sell the equipment following a lease default. If payments on the notes become dependent upon the proceeds from the sale of these obsolete equipment, you may not recoup the full amount due to you.

THE ADDITION AND SUBSTITUTION     If a significant number of leases are added
   OF LEASES MAY ADVERSELY        or replaced, this could affect the rate at
   AFFECT CASHFLOW AND MAY        which funds are distributed on the notes and
   DECREASE THE YIELD ON THE      decrease the yield to noteholders. The
   NOTES                          transaction documents may permit Copelco
                                  Capital, Inc., under specific circumstances, to substitute or add specific qualifying leases. The addition or substitution of Leases may include leases that possess different payment due dates and installment amounts than its predecessor lease. It may also include leases with maturity dates that are different from the maturity dates of its predecessor lease.

                                  Copelco Capital, Inc. may only add or
                                  substitute leases that meet specific
                                  qualifying characteristics and conditions. The ability of Copelco Capital, Inc. to acquire those leases is dependent upon its ability to originate a sufficient amount of leases that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. This may increase the geographic concentration or equipment concentration of leases. Consequently, any adverse economic or social factors that particularly affect a geographic area or a type of equipment may adversely affect the performance of the leases.

                      WHERE YOU CAN FIND MORE INFORMATION

          The issuer or the servicer will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect those reports, proxy statements and other information at the following regional offices of the SEC:

          New York Regional Office       Chicago Regional Office
          Seven World Trade Center       Citicorp Center
          Suite 1300                     500 West Madison Street, Suite 1400
          New York, New York 10048       Chicago, Illinois 60661

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf the issuer until we terminate our offering of the notes.

          We filed a registration statement pertaining to the notes with the SEC. This Prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this Prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

                                   Copelco Capital, Inc.
                                   700 East Gate Drive
                                   Mount Laurel, New Jersey 08054-5404
                                   Attn: Stephen W. Shippie
                                   (609) 231-9600

          You should rely only on the information incorporated by reference or provided in this Prospectus or the accompanying Prospectus Supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or the accompanying Prospectus Supplement.

          You can find a listing of the pages where capitalized terms are defined under "Index of Terms" beginning on page 35 in this Prospectus.

                                   THE ISSUER

          Copelco Capital Funding LLC 2000-A, (the "Issuer") is a Delaware limited liability company, all of the membership interests in which will be held by Copelco Capital, Inc. (the "Originator" or "Copelco Capital" ). The Issuer was organized for the limited purpose of engaging in the transactions described below and any activities incidental to and necessary or convenient for the accomplishment of those purposes and is restricted by its organizational documents and specific agreements from engaging in other activities. In addition, its organizational documents and various agreements require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of the Originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 700 East Gate Drive, Mt. Laurel, New Jersey 08054.

          The Issuer will from time to time sell a series of notes (the "Notes") consisting of one or more classes on terms to be determined at the time of sale and described in the applicable Prospectus Supplement. The Notes of each series will be secured solely by the related Series Pool (as defined below). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Series Pools. The servicer of any Series Pool shall be Copelco Capital, Inc. (the "Servicer") unless otherwise stated in the applicable Prospectus Supplement.

          The Issuer will pledge its interests in a Series Pool to a Trustee (as defined below) with respect to the related series of Notes in connection with an indenture between the Issuer and the Trustee.

                                USE OF PROCEEDS

          The net proceeds from the sale of the Notes of each series will be distributed to the owners of the Issuer. The distribution will occur after the contribution from the Originator of the related pool of Leases (as defined below) and interests in the related equipment to the Issuer.

                                THE SERIES POOLS

          The Notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets (a "Series Pool"). The property comprising each Series Pool may include (i) a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, (ii) specific monies due under the Leases on or after a specified date (the "Cut-off Date"), (iii) monies held from time to time in one or more accounts established and maintained in connection with the related Transaction Documents (as defined below), (iv) a security interest in the underlying equipment and related property pertaining to that pool of Leases (that equipment and related property, the "Equipment"), (v) the rights of the Issuer under certain transaction documents applicable to the Series Pool and (vi) investment earnings on certain accounts created under the related Transaction Documents (as defined below) (collectively, the "Leases").

          The Issuer will not have and the Series Pools will not include any residual interest in any Equipment after the related Lease has been paid in full.

          The Equipment generally will be limited to personal property which is leased or financed by the Originator to lessees (each a "Lessee" and, collectively, "Lessees") in connection with Leases which either are "chattel paper" (as defined in the Uniform Commercial Code ("UCC")) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

          The Lease Receivables will be acquired by the Issuer from the Originator under an Assignment and Servicing Agreement between the Originator and the Issuer (the "Assignment and Servicing Agreement"). The Leases included in a Series Pool will be selected from leases held by the Originator based on the criteria described under "The Leases--Eligible Leases."

          On or prior to the date of issuance of any series of Notes to the holders of Notes, the Issuer will form a Series Pool by (i) acquiring the Leases in connection with the applicable Assignment and Servicing Agreement and (ii) entering into an indenture with the Trustee, pertaining to the issuance of the Notes (the "Indenture").

          The Leases in each Series Pool will have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The material underwriting criteria applicable to the Leases are described under "Copelco Capital's Underwriting and Servicing Practices."

          THE LEASES. Information with respect to the Leases in each Series Pool will be described in the applicable Prospectus Supplement, including the composition of the Leases and the distribution of the Leases by equipment type, payment frequency and Discounted Present Value of the Leases (as defined below) as of the applicable Cut-Off Date. As of the date of issuance of the Notes of any series, no more than 5% of the Leases in the applicable Series Pool (as measured by Discounted Present Value of the Leases) will deviate from the characteristics of the Leases described in the applicable Prospectus Supplement.

          ELIGIBLE LEASES. All Leases have been originated or acquired in the ordinary course of the Originator's business and comply with the Originator's then existing credit and collections policies. In addition, the following eligibility requirements apply or will apply to all Leases on or prior to the related Cut-Off Date (collectively, the "Eligible Leases"):

          (i) The Leases are valid and enforceable, and unconditionally obligate the Lessee to make periodic Lease Payments (as defined below) (including taxes);

          (ii) The Leases are noncancellable by the Lessee;

          (iii) All payments payable under the Leases are absolute, unconditional obligations of the Lessees and Lessees do not possess any right of offset for any reason;

          (iv) All of the Leases are triple-net leases and require the Lessee or a third party to maintain the Equipment in good working order, to install it at a specified place of business, to bear all the costs of operating the Equipment, including taxes and insurance pertaining to it;

          (v) The Leases are materially compliant with all U.S. or state laws;

          (vi) The Leases have been transferred to the Issuer free and clear of any liens and are assignable without prior written the consent of the Lessee;

          (vii) The Leases are U.S. dollar-denominated and the lessor and each Lessee are located in the United States or Canada;

          (viii) No more than three percent (3%) of the Leases in any Series Pool will consist of Leases with government entities as the obligor;

          (ix) The Lease is not subject to any guaranty by the lessor or Originator but may be subject to the guaranty of others;

          (x) No adverse selection was used in selecting the Lease for transfer to the Issuer;

          (xi) The Lessee has represented to the Originator that it has accepted the Equipment;

          (xii) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer; and

          (xiii) The Leases are not Non-Performing Leases (as defined below).

          "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. Copelco Capital, Inc. will represent and warrant that, as of the applicable Cut-Off Date, none of the Leases are Non-Performing Leases.

          The Servicer's customary practices with respect to Non-Performing Leases include action as is necessary to cause, or attempt to cause, the Lessee thereunder to cure non-performance or to terminate the Lease and recover the outstanding amount owed under the Lease and all damages resulting from any default on the Non-Performing Leases. The Servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the Lease.

          At the end of the Lease term, the Lessee must return the Equipment in good working order, normal wear and tear expected, unless the lease is renewed or the Equipment is purchased by the Lessee.

          DISCOUNTED PRESENT VALUE. The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, will equal the future remaining scheduled payments (not including delinquent amounts, Excess Copy Charges, Fee Per Scan Charges and Maintenance Charges (each as defined below)) from the Leases (including Non-Performing Leases), discounted at the rate specified in the applicable Prospectus Supplement (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing (not including delinquent amounts and maintenance charges), discounted at the Discount Rate. The Discounted Present Value of the Leases with regard to each Series Pool as of the initial Cut-Off Date, calculated at the Discount Rate, will be specified in the applicable Prospectus Supplement.

          In connection with all calculations required to be made in connection with the Transaction Documents (as defined below), in order to determine the Discounted Present Value of the Leases at any given time, it will be assumed that:

          (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month immediately preceding the applicable Payment Date;

          (ii) Lease Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

          (iii) Lease Payments are discounted to the last day of the calendar month prior to the relevant calculation date.

          In addition, each Indenture and Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on or with respect to any date will be calculated after giving effect to any payments received prior to the date of that calculation to the extent those payments relate to scheduled payments due and payable with respect to the applicable Due Period (as defined below) and all prior Due Periods.

          DELINQUENCIES AND GROSS LOSSES. Information pertaining to the Originator's delinquency and gross loss experience with respect to leases it has originated or acquired will be described in the applicable Prospectus Supplement. This information may include, among other things, the experience with respect to all leases in the Originator's portfolio during specified periods, including leases not included in any Series Pool and leases which may not meet the criteria for selecting the Leases for a Series Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Series Pool will be comparable to the Originator's prior experience.

          ACQUISITION OF LEASE RECEIVABLES. The Leases underlying the Notes will be acquired in connection with an Assignment and Servicing Agreement by the Issuer from the Originator.

          The Issuer expects that each of the Leases so acquired will have been originated or acquired by the Originator in accordance with the underwriting criteria specified in this Prospectus and sold to the Seller. See

"Copelco Capital's Underwriting and Servicing Practices" below. In connection with the Assignment and Servicing Agreement, the Originator will make specific representations and warranties to the Issuer regarding the applicable Leases. The Issuer will assign all of its rights under the Assignment and Servicing Agreement to the Trustee for the benefit of the holders of Notes (the "Noteholders") with the result that the Originator will be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of the Originator's representations or warranties.

             COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES

          GENERAL. Copelco Capital, a Delaware corporation, was incorporated in October 1986. Copelco Capital is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. ("Copelco Financial"). Copelco Capital's primary business consists of originating and servicing leases to healthcare providers, businesses, business owners and individuals in the United States and Canada. Copelco Capital has multiple locations and is headquartered at One International Boulevard, Mahwah, New Jersey 07430 and its telephone number is (609) 231-9600.

          In May 1993, Copelco Financial (which was incorporated in July 1982) reorganized its two primary operating subsidiaries, Copelco Credit Corporation ("Copelco Credit") and Copelco Leasing Corporation ("Copelco Leasing"), into six strategic business units (each, an "SBU"). Then, effective July 1994, Copelco Leasing was merged into Copelco Credit with Copelco Credit as the surviving legal entity; Copelco Credit then changed its name to Copelco Capital, Inc., merging all of Copelco Leasing's and Copelco Capital's leasing operations.

          Copelco Capital currently consists of three separate operating groups (each, a "Group") the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group.

          The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada through multiple manufacturer, vendor and dealer programs. The Business Technology Group is the successor Group to Copelco Capital's Document Imaging, Major Accounts, Computer and Canadian SBUs. Copelco Capital merged these four units in January 1997 in order to achieve greater operating and marketing efficiencies.

          The Healthcare Group provides a diversified range of leasing services for the financing of healthcare equipment through multiple manufacturer, vendor and dealer programs, with particular emphasis upon the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group is the successor of the Hospital and Healthcare SBU and the Healthcare Vendor SBU which were consolidated in June 1995 and the Ambulatory Care SBU which was merged into the Healthcare Group in November 1996. The rationale for the consolidation of the Healthcare Group was to achieve greater operating efficiencies and eliminate certain operating and marketing redundancies.

          The Commercial & Industrial Group is segmented into three distinct business units: the Manufacturing Technology Group, the Financial Intermediary Group and the Material Handling Group. The Manufacturing Technology Group provides equipment leasing services through multiple manufacturer, vendor and dealer programs, primarily to mid-sized companies. The equipment financed through this group includes high technology equipment for the electronics manufacturing service industry, such as printed circuit board assembly and test equipment. The Financial Intermediary Group purchases equipment lease transactions from third parties involved in the electronics and other industrial equipment industries. The Material Handling Group, established in 1998, provides retail equipment leasing and financing specifically for vendors and manufacturers in the material handling industry.

          As of December 31, 1998, Copelco Capital had total assets of $2,856,553,000 compared with $2,068,307,000 as of December 31, 1997, total liabilities of $2,664,583,000 compared with $1,912,609,000 as of December 31, 1997, shareholder's equity of $191,970,000 compared with $155,698,000 as of December 31, 1997 and total revenues and net income of $312,040,000 and $35,658,000, respectively, for the year ended December 31, 1998, compared with $253,787,000 and $32,137,000, respectively, for the year ended December 31, 1997.

          Since 1986, Copelco Capital and its predecessors have participated in 37 equipment lease term securitizations involving the issuance of in excess of $4.3 billion in securities. Copelco Capital and its predecessors performed all servicing functions in each of these prior transactions, 14 of which remain outstanding.

          ORIGINATIONS. The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada. The Business Technology Group originates substantially all of its leases through marketing programs which are directed at major manufacturers and various distributors of copier equipment (each, a "Vendor") with the balance obtained through new leases with existing lessees and referrals. The Business Technology Group establishes both formal and informal relationships with Vendors, several of which provide Copelco Capital with a right of first refusal on all equipment leases with the Vendor's customers. This arrangement provides the Business Technology Group with a steady flow of lease referrals from Vendors which frequently use lease financing as a marketing tool. In the majority of these vendor programs, Copelco Capital generally owns the equipment subject to each lease and bills and collects lease payments in its own name. For some select private label vendor programs, Copelco Capital will bill and collect in the vendor's name.

          The Business Technology Group also offers a cost per copy program ("Cost per Copy"), introduced in late 1990, whereby lessees pay a fixed monthly payment (the "Fixed Payment") for which they are allowed a specific minimum monthly copy usage. The monthly Fixed Payment represents equipment financing (the "Equipment Financing Portion") and a monthly maintenance charge (the "Maintenance Charge"). Copelco Capital funds the Vendors on the basis of the Equipment Financing Portion of the Fixed Payment and remits the Maintenance Charge to the Vendors as it is collected every month. Copelco Capital calculates usage monthly using automated dialed-in copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital bills the lessee incremental charges for the excess copy usage ("Excess Copy Charge"). This Excess Copy Charge is remitted to the Vendors upon collection by Copelco Capital. Only the Equipment Financing Portion will be included in the Discounted Present Value of the Leases.

          Vendors may choose to use a Copelco Capital lease form or they may use their own lease agreement. In either case, the credit approval remains with Copelco Capital. Lease documents for all leasing programs are either identical to Copelco Capital's standard lease documents or are reviewed by Copelco Capital to ensure substantial compliance with its standard terms. Terms of Copelco Capital's lease documents are standard for virtually all leases, as is documentation for virtually all private label programs.

          The Healthcare Group provides a range of leasing services for the financing of healthcare equipment with emphasis on the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group originates leases through five sales groups: National Accounts, Medical Business, Vendor Services, Home Care, and Ambulatory Care.

          The National Accounts sales group solicits contractual arrangements with major medical equipment manufacturers and distributors throughout the United States. These contracts usually give Copelco exclusive rights to handle the financing needs of the manufacturers' customers. Most manufacturers are publicly-held or subsidiaries of international medical conglomerates.

          The Medical Business sales group provides leasing services directly to hospitals and to physician group practices rather than through vendors or manufacturers. The Medical Business marketing unit operates Copelco Capital's Hospital Instant Lease Line ("HILL") program which grants hospitals a pre-approved leasing line of credit for the leasing of medium-ticket medical equipment such as computed topography scanners, radiographic and other imaging equipment, laboratory and patient monitoring systems.

          The Vendor Services sales group solicits exclusive contractual arrangements and informal non-exclusive arrangements with local and regional vendors. Those vendors sell medical equipment to physician group medical practices and to individual physicians who finance the acquisition of the equipment by leasing it from Copelco Capital. The Vendor Services marketing unit operates Copelco Capital's Physician's Instant Lease Line ("PILL") program, which grants individual physicians and physician group practices a pre-approved leasing line of credit for use in leasing small- and medium-ticket medical equipment. Approximately 25% of all leases originated by the Healthcare Group are made to individual physicians. The average size of those leases are generally less than or equal to $50,000. Copelco Capital requires individual physicians to meet the same rigorous criteria and credit scores as a physician group.

          The Home Care sales group leases durable medical equipment such as respiratory care equipment, patient monitoring devices and medication delivery systems for use by people who are being treated on an out-patient or in-home basis for either temporary or chronic health problems. Lessees are typically wholesalers, distributors and service providers that rent the equipment to patients who are reimbursed for the rental payments by their health care insurers.

          The Ambulatory Care sales group provides equipment leasing to out-patient sites providing healthcare services such as diagnostic imaging, surgical procedures and radiation therapy. Customers range from start-up centers (typically managed by established organizations) to publicly-held companies. Transactions may involve new equipment or refinancing of existing equipment, often in conjunction with expansion or upgrading.

          In addition to making fixed payments with respect to certain health care equipment leases, lessees may pay incremental monthly charges to the extent the scan usage exceeds the monthly scan allowance ("Fee Per Scan Charges"). Fee Per Scan Charges will not be included in the Discounted Present Value of the Leases. The Fee Per Scan Charges are remitted to the Vendors upon collection by Copelco Capital.

          The Commercial & Industrial Group: The Manufacturing Technology Group and the Financial Intermediary Group provide equipment leasing services primarily to mid-sized companies. Since early 1993, the Group has focused on marketing through manufacturers and distributors in the electronics manufacturing service industry. The Material Handling Group originates a majority of its business through its relationship with distributors of material handling equipment. The Material Handling Group establishes both formal and informal relationships with vendors, manufacturers, and distributors of material handling equipment and provides retail leasing and financing for the end-user customers.

          CREDIT REVIEW. Copelco Capital, in conjunction with Copelco Financial, provides organizational oversight for investment/risk management policy, compliance, credit underwriting and due diligence standards, and coordinates portfolio concentration guidelines and credit personnel training for each of its Groups. Within the parameters established by Copelco Capital, each Group tailors its underwriting policies to reflect their unique customers and markets.

          Credit requests are evaluated under credit scoring models utilized by Copelco Capital. All credit requests not subject to automated credit scoring must be underwritten by a credit officer. Applicants declined by credit scoring may be reviewed by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Credit approval limits, applicable to single transaction size and individual lessee exposure, are also assigned to assistant credit managers, group credit officers, the president of Copelco Capital, and the chief credit officer of Copelco Capital. In general, transactions in excess of $3,000,000 must be approved by the senior management of Copelco Financial.

          Business Technology Group: Prior to a lease being approved by the Business Technology Group, the vendor's sales personnel are required to obtain from the prospective lessee historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

          Credit data are submitted for credit review in Mahwah, New Jersey, Mt. Laurel, New Jersey and Moberly, Missouri. Credit review is performed and lease approvals are given at these locations, utilizing a computer system designed to handle applications which are telephoned or telecopied from vendors. Using the computer system, the applicant's credit is investigated and a credit decision is made.

          Lessee evaluation includes an analysis of credit payment history, business structure, banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than approximately $50,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors. Potential lessees should generally have been in business for at least two years and a minimum of two trade references are required.

          The Business Technology Group has also implemented an automated credit scoring system. The system, designed by Dun & Bradstreet Information Services ("Dun & Bradstreet") specifically for the Business Technology Group, was in development over a two-year period and was formally implemented on January 4, 1994. The system utilizes various filters for adapting "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history (by SIC code), vendor and state. The model is consistent with the Business Technology Group's traditional credit decision-making criteria (i.e., Dun & Bradstreet data, consumer credit bureau information, and bank and trade references).

          Healthcare Group: For leases originated by the Medical Business sales group, full financial statements are required for credit review, and a thorough history of past payment patterns is examined. Other items such as a hospital's location, utility to its community and ownership (public or private) are also considered. A number of these transactions are credit scored under HILL credit scoring parameters. The HILL credit scoring parameters include, without limitation, the number of beds of the potential lessee, its occupancy rate and Dun & Bradstreet financial highlight information.

          A number of the leases originated by the Vendor Services group are credit scored under PILL credit scoring parameters. The PILL credit scoring parameters include, without limitation, the length of time in practice of the potential lessee, the potential lessee's medical specialty and a consumer bankruptcy predictor model. The credit review process for physicians is similar to that of personal lending because the lessees are predominantly individual physicians (or groups of physicians). Many of the leases to physicians have personal guarantees associated with them and spousal guarantees as well. Lessees are not required, however, to give Copelco Capital liens on property. The predominant reason for delinquencies in those leases is cash flow deficiencies and, to a lesser extent, death of the lessee, in which case settlement with the lessee's estate can take several months. Those leases are typically processed under the PILL program. For inexpensive equipment, credit review of physician lessees involves analysis of credit bureau reports, bank references, duration of practice and medical specialty. For more expensive equipment, the credit review involves analysis of personal income tax returns and financial statements of the practice in addition to credit bureau reports and bank references. There is also a focus on the length of time that the physician has maintained his or her private practice.

          The PILL and the HILL programs afford Copelco Capital the ability to analyze physician, physician group practice and hospital credit quality in advance of the lease decision, thus providing a means by which physicians in specific medical specialties and specific hospitals may be pre-approved for a leasing line of credit. They also provide rapid turnaround of a specific application when it is submitted.

          National Accounts, Home Care and Ambulatory Care generally utilize a combination of transactional credit analysis and credit scoring. Transactions not eligible for credit scoring are reviewed by the Healthcare Group's credit staff under the supervision of a senior credit officer.

          Commercial & Industrial Group: In the Manufacturing Technology Group and Financial Intermediary Group, all credit decisions are made by credit analysts. Credit scoring is not used. In general, transactions in excess of $50,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, Dun & Bradstreet reports, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require the financial disclosure and personal guaranty of the principals. Consideration will also be given to the value of the equipment securing the transaction, based upon a review by the Group's Asset Management department. An approval might contain restrictive conditions, including, but not limited to, a reduced term, guaranties, security deposits, down payments, or a letter of credit.

          The Material Handling Group utilizes a credit review system similar to and based upon that of the Business Technology Group. The majority of business is originated through dealer/vendor networks, with retail and wholesale credit applications submitted via fax. The assessment of creditworthiness is determined through both automated systems and credit officer analysis with emphasis on the following factors: time in business, financial strength, payment/credit history, transaction structure, collateral and industry outlook.

          The evaluation of creditworthiness for retail end-user customers will be accomplished through a modified version of the Business Technology Group's credit scoring model, in which the filters and scoring thresholds are adapted to the needs of the Material Handling Group. Retail lease applicants will generally have been in business for at least two years with evidence of satisfactory bank and/or comparable secured lender references. Consumer credit bureau reports will be obtained if individual guarantors or sole proprietors are considered in the transaction.

          The terms of the Leases originated by each of the Groups require the Lessees to maintain the equipment and install it at a place of business approved by Copelco Capital. Delivery, transportation, repairs and maintenance are obligations of Lessees, and Lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Any Lease payment defaults permit Copelco Capital to declare immediately due and payable all remaining Lease payments. At the end of a Lease term, Lessees must return the leased equipment to Copelco Capital in good working order unless the Lease is renewed or the leased equipment is purchased by the Lessee.

          COLLECTIONS. Collection procedures have been instituted by Copelco Capital and are uniformly utilized throughout Copelco Capital's Groups. A late charge is generally assessed to Lessees 6 days after the payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

          Generally, on the day on which a Lease becomes 10 days delinquent, Copelco Capital's credit and collection review system automatically generates a computerized late notice which is sent directly to the Lessee. When an account becomes 30 days past due, a default letter is generally sent out to the Lessee and to anyone providing personal guarantees on the Leases. An acceleration letter is sent to the Lessee and any guarantors when a Lease becomes 45 days past due, as circumstances warrant. Telephone contact will be continued throughout the delinquency period. Accounts which become over 90 days past due are subject to repossession of Equipment and action by collection agencies and attorneys. Prior to being written down (which is generally prior to the Lease being 123 days delinquent), each Lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the Lessee.

          ADDITIONS, SUBSTITUTIONS AND ADJUSTMENTS. Although the Leases will be non-cancelable by the Lessees, Copelco Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the Lease terms in specific circumstances more fully specified in the Assignment and Servicing Agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

          In the event of an Early Lease Termination which has been prepaid in full or in part, the Issuer will have the option to reinvest the proceeds of the Early Lease Termination in one or more Leases having similar characteristics for the terminated Lease (each, an "Additional Lease").

          In addition, Copelco Capital will have the option (but not the obligation), subject to limitations described in the Prospectus Supplement, to substitute one or more Leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty (each a "Warranty Lease") and (c) Leases following a modification or adjustment to the terms of the Lease (each, an "Adjusted Lease").

          The terms of a Lease may be modified or adjusted for administrative reasons or at the request of the Lessee, vendor or lessor due to a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a Lease is entered into Copelco Capital's servicing system. Those modifications may result in adjustments to the Lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a Lease.

          Additional Leases and Substitute Leases will be originated using the same credit criteria as the initial Leases. To the extent material, information with respect to the Additional or Substitute Leases will be included in periodic reports filed with the Commission as are required under the Exchange Act.

          In no event will the aggregate scheduled payments of the Leases, after the inclusion of the Substitute Leases and Additional Leases be materially less than the aggregate scheduled payments of the Leases prior to the substitution or reinvestment. In addition, after giving effect to those additions and substitutions, the aggregate amount booked by Copelco Capital as expected to be realized upon the scheduled termination of a Lease through sale or other disposition of the related Equipment ("Booked Residual Value of the Leases") will not be materially less than the aggregate Booked Residual Value of the Leases immediately prior to such substitutions or additions. In the event that an Early Lease Termination is allowed by Copelco Capital and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Series Pool--The Leases."

                            DESCRIPTION OF THE NOTES

          GENERAL. Each series of the Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions of the Notes. The summaries do not contain all the applicable terms of the Notes and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Transaction Documents pertaining to a series of Notes.

          All of the Notes offered by this Prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each a "Rating Agency" and, collectively, the "Rating Agencies").

          The Notes will generally be styled as debt instruments, having a principal balance and a specified floating or fixed interest rate. The Notes of each series will represent debt secured by a Series Pool comprised primarily of the Leases described in the applicable Prospectus Supplement.

          GENERAL PAYMENT TERMS OF NOTES. As provided in the applicable Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer (and, if applicable, any credit enhancement provider) are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

          Neither the Notes nor the underlying Leases will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, any Trustee or any of their respective affiliates.

          COLLECTIONS. The Trustee will establish and maintain an account into which the Servicer will deposit the following funds within two Business Days of receipt:

          (a) Lease Payments due during the prior Due Period (net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges);

          (b) recoveries from Non-Performing Leases to the extent Copelco Capital, Inc. has not substituted Substitute Leases for those Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

          (c) late charges received on delinquent Lease payments not advanced by the Servicer;

          (d) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties to the extent Copelco Capital has not substituted Substitute Leases for those Leases other than, with respect to a Warranty Lease, the Residual Warranty Payments;

          (e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;

          (f) Casualty Payments other than residual casualty payments which are, at any date of determination with respect to a Lease, the excess of (a) the Casualty Payment relating to the Lease over (b) the Discounted Present Value of the remaining Lease Payments relating to the Lease as of the beginning of the Due Period pertaining to the date of determination (plus any amounts previously unpaid);

          (g)  Servicer Advances (as defined below);

          (h) Termination Payments to the extent the Issuer does not reinvest the Termination Payments in Additional Leases (as defined below) other than Residual Prepayments (as defined below);

          (i) proceeds received once the Issuer exercises its right to redeem the Notes; and

          (j) to the extent there occurs an Available Funds Shortfall (as defined below), funds, if any, on deposit in the Reserve Account to the extent of the Available Funds Shortfall.

          The foregoing funds on deposit in the Collection Account on each determination date pertaining to a Payment Date, excluding Lease Payments not due during the preceding calendar month (a "Due Period") or any prior Due Period, together with any funds deposited into the Collection Account from any Reserve Account as described below under "Distributions," will constitute available funds ("Available Funds"). Available Funds do not include cash flows realized from the sale or release of Equipment following the expiration date of the applicable Lease other than (a) Equipment subject to Non-Performing Leases,
(b) Residual Warranty Payments, (c) Residual Casualty Payments and (d) Residual Prepayments (as defined below) ("Residual Realizations").

          A "Casualty Payment" is any payment with respect to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

          A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required with respect to the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation any Maintenance Charges), or other specific charges, (including, without limitation, any Excess Copy Charges and Fee Per Scan Charges), shall not be Lease Payments hereunder.

          A "Residual Casualty Payment" is the excess of (a) the Casualty Payment related to the Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Lease as of the beginning of the Due Period relating to such date of determination (plus any amounts previously due and unpaid).

          "Residual Prepayments" means, at any date of determination with respect to a terminated Lease, the excess of (a) the payment associated with the terminated Lease over (b) the Discounted Present Value of the remaining Lease Payments of the terminated Lease as of the beginning of the Due Period pertaining to the date of determination (plus any amounts previously due and unpaid).

          "Residual Warranty Payments" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Warranty Lease as of the beginning of the Due Period relating to the date of determination (plus any amounts previously due and unpaid).

          A "Termination Payment" is a payment by a Lessee under a Lease upon the early termination of such Lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

          ADVANCES BY THE SERVICER. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on some or all Leases with respect to prior Due Periods. The Servicer will be reimbursed for those Servicer Advances from Available Funds on the following Payment Date.

          DISTRIBUTIONS. On each Payment Date, Available Funds will be applied to make payments of principal and interest due on the Notes, amounts owed to the Servicer, the Trustee (to the extent not payable by the Servicer) and other parties, and for other purposes as described and in the priority set forth in the applicable Prospectus Supplement. If a Reserve Account is established for a series of Notes, the applicable Prospectus Supplement will describe how much in that account will be transferred to the Collection Account when there is a deficiency in Available Funds otherwise available to make any payment due on each Payment Date. Similarly, the applicable Prospectus Supplement will describe the extent to which the proceeds of any applicable credit enhancement will be applied to make up any deficiency.

                      PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on those Notes and the yield to maturity of those Notes are directly related to the rate of payments on the underlying Leases. The payments on those Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any of those payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of those payments may be influenced by a number of other factors, including, general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital pursuant to the Assignment and Servicing Agreement. In that event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments."

          In the event a Lease becomes a Non-Performing Lease, Warranty Lease or a Adjusted Lease, Copelco Capital will have the option (but not the obligation) to replace it with a Substitute Lease in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an Early Lease Termination which has been prepaid in full, Copelco Capital will have the option to transfer an Additional Lease. The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the Leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of those terminated Leases. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments.

          The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to those Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

                            BOOK-ENTRY REGISTRATION

          Noteholders of a given series may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or Cedel Bank ("CEDEL") and Euroclear System ("Euroclear") (in Europe) if they are participants of those systems, or indirectly through organizations that are participants in those systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold the global Notes in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

          Because of time-zone differences, credits of Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and those credits or any transactions in those subsequent Notes will be reported to the relevant CEDEL Participant or Euroclear Participant on that Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

          Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in connection with any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Noteholders. Accordingly, although those Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those Notes, may be limited due to the lack of a physical certificate for those Notes.

          DTC will advise the Issuer and/or Trustee with respect to each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

          CEDEL is incorporated under the laws of Luxembourg as a professional trust depository ("Trust Depository"). CEDEL holds notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of notes transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in CEDEL in any of 38 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional Trust Depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold notes for participants of the Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the applicable Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to Notes in Euroclear. All Notes in Euroclear are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Except as required by law, neither the Issuer nor any paying agent will have any liability for any aspect of the records pertaining to or payments made on account of beneficial ownership interests of the applicable Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records pertaining to beneficial ownership interests.

          DEFINITIVE NOTES. The Notes of any series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to those Notes and the Issuer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the applicable Indenture or a default by the Servicer under the applicable Assignment and Servicing Agreement. Noteholders representing at least a majority of the outstanding principal amount of the Notes of that series advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in those Noteholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of its Notes and receipt of instructions for reregistration, the Issuer will reissue DTC's Notes as Definitive Notes to the Noteholders in the amounts specified in the reregistration instructions.

          Distributions of principal of, and interest on, Definitive Notes will thereafter be made by the Issuer in accordance with the procedures described in the applicable Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

          Definitive Notes will be transferable and exchangeable at the offices of the Issuer or Trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          The following summary describes the material terms of each transaction document pursuant to which a Series Pool will be created and a series of Notes will be issued. For purposes of this Prospectus, the term "Transaction Documents" as used with respect to a series of Notes means the Indenture and Assignment and Servicing Agreement pertaining to that series of Notes. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This description is not a complete summary of all the provisions of the Transaction Documents.

ASSIGNMENT AND SERVICING AGREEMENT

          ACQUISITION OF THE LEASES. On the Issuance Date, the Issuer will acquire the applicable Leases from the Originator in connection with an Assignment and Servicing Agreement in which the Originator will make representations and warranties concerning the Lease Receivables. The rights and benefits of the Originator will, in turn, be pledged to the Trustee for the benefit of the Noteholders under an Indenture.

          ADDITIONS, SUBSTITUTIONS AND ADJUSTMENTS. The Originator will be obligated to purchase from the Issuer its interest in any Lease in the Series Pool that has become a Warranty Lease unless an Eligible Lease is substituted therefor in accordance with the applicable Assignment and Servicing Agreement.

          In connection with an Assignment and Servicing Agreement, the Originator will have the option to substitute Eligible Leases for Non-Performing Leases, Adjusted Leases and Warranty Leases and to add Additional Leases. The percentage of Leases in any Series Pool that can be substituted for Non-Performing Leases, Adjusted

Leases and Warranty Leases will be limited, as described in the applicable Prospectus Supplement, to a percentage of the aggregate Discounted Present Value of the Leases in the Series Pool as of the applicable Cut-Off Date. See "Description of the Notes - Prepayment and Yield Considerations."

          SERVICING. The Servicer will service the Leases in a Series Pool in connection with an Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

          The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. Unless otherwise specified in an applicable Prospectus Supplement, an uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default by the Servicer.

          The Assignment and Servicing Agreement will provide that the Servicer will take or cause to be taken all actions as are necessary or advisable to service, administer and collect on each Lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

          ADVANCES BY THE SERVICER. Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on Leases with respect to the prior Due Period. The Servicer will be entitled to reimbursement for Servicer Advances.

          SERVICING COMPENSATION. The Servicer will be entitled to receive a servicing fee for each Due Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the Discounted Present Value of the Performing Leases or the outstanding principal amount of the notes, as of the first day of the Due Period. The applicable Indenture will specify the priority of the Servicing Fee in relation to payments to Noteholders and other persons. The Servicing Fee may be paid prior to any distribution to the Noteholders.

          If so provided in the related Transaction Documents, the Servicer will be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as Servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for specific liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of similar types of Leases as an agent for their beneficial owner. The Servicing Fee also will compensate the Servicer for administering the Leases, accounting for collections and furnishing statements to the Issuer and the Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for specific taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

          STATEMENTS TO TRUSTEES AND ISSUER. Prior to each Payment Date for a series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding applicable Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes-Reports to Noteholders."

          EVIDENCE AS TO COMPLIANCE. The Assignment and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Issuance Date) with certain standards pertaining to the servicing of the Leases.

          The Assignment and Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first certificate, the period from the applicable Issuance Date) or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. The Servicer also will agree to give the Trustee notice of Servicer Events of Defaults (as defined below) under the applicable Assignment and Servicing Agreement.

          Unless otherwise specified in the applicable Prospectus Supplement, copies of those statements and certificates may be obtained by Noteholders owning at least 25% of the outstanding principal amount of the Notes of the relevant series upon request in writing addressed to the Trustee or the Servicer.

          CERTAIN MATTERS REGARDING THE SERVICER. The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of those duties is no longer permissible under applicable law. No resignation by the Servicer will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Assignment and Servicing Agreement.

          The Assignment and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, or agents will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action in connection with the Assignment and Servicing Agreement; provided, however, that the Servicer will not be protected against any liability that would otherwise be imposed based on any breach of the warranties, representations or warranties made by the Servicer in the Assignment and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance or non-performance of duties.

          Under the circumstances specified in the Assignment and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Assignment and Servicing Agreement.

          SERVICER EVENTS OF DEFAULT. Unless otherwise specified in the applicable Prospectus Supplement, the following events and conditions will be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

          (b) failure on the part of the Servicer to pay to the Trustee on the date when due, any payment required to be made by the Servicer in connection with the Assignment and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of specific covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of Copelco Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or Copelco Capital, as the case may be, by the Trustee, or to the Servicer or Copelco Capital, as the case may be, and the Trustee by any Noteholder;

          (d) if any representation or warranty of Copelco Capital made in the Assignment and Servicing Agreement proves to be incorrect in any material respect as of the time made;

               provided, however, that the breach of any representation or warranty made by Copelco Capital in that Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders or the enforceability of the applicable Indenture or of the applicable Notes; and provided, further, that a material breach of any representation or warranty made by Copelco Capital in an Assignment and Servicing Agreement with respect to any of the Leases subject thereto will not constitute a Servicer Event of Default if Copelco Capital purchases that Lease in accordance with the Assignment and Servicing Agreement;

          (e)  certain insolvency or bankruptcy events relating to the Servicer;

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as that failure, event or condition shall be continuing and not waived by the person or persons entitled to performance; or

          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of those judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          RIGHTS UPON SERVICER EVENTS OF DEFAULT. As long as a Servicer Event of Default under the Assignment and Servicing Agreement is continuing, the Trustee, upon the instruction of holders of Notes evidencing not less than 66-2/3% in principal amount of the Notes of the relevant series or, if and to the extent described in the applicable Prospectus Supplement, any credit enhancement provider, shall, terminate, by notice in writing, all the rights and obligations of the Servicer, if any, under the applicable Assignment and Servicing Agreement, whereupon a successor servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Assignment and Servicing Agreement. Upon the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Assignment and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Trustee in connection with and under the applicable Assignment and Servicing Agreement and the applicable Indenture.

INDENTURE

          ACCOUNTS. The Trustee will establish and maintain one or more accounts in the name of the Trustee on behalf of the Noteholders into which payments made on or with respect to the applicable Leases shall be deposited as provided in the applicable Transaction Documents (the "Collection Account"). In addition, the Trustee may establish one or more other separate accounts in the name of the Trustee for the benefit of the Noteholders, (i) for the deposit of funds for distribution to the Noteholders (a "Distribution Account"), (ii) to provide reserves to cover shortfalls in Available Funds (a "Reserve Account"), (iii) to provide funds for the purchase of additional Leases during any applicable pre-funding period (a "Pre-Funding Account"), or (iv) for any other purpose (an "Additional Account").

          Funds in the Collection Account and any Distribution Account, Reserve Account, Pre-Funding Account or Additional Account (collectively, the "Transaction Accounts") will be invested as provided in the applicable Indenture in Eligible Investments (as defined below). "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes.

          The Transaction Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating

Agencies and any credit enhancement provider, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

          DISTRIBUTIONS. Beginning on the first Payment Date, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of Notes entitled thereto will be made to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each Class of Notes will be described in the applicable Prospectus Supplement.

          CREDIT ENHANCEMENTS. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Notes of a given series will be described in the applicable Prospectus Supplement. If and to the extent provided in the applicable Prospectus Supplement, credit enhancement may be in the form of an insurance policy, subordination of one or more classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or other arrangements as may be described in the applicable Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other classes of Notes of the same series, and credit enhancement for a series of Notes may cover one or more other series of Notes.

          The presence of credit enhancement for the benefit of any Class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of the Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. As more specifically provided in the applicable Prospectus Supplement, the credit enhancement for a Class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any Class or series will bear their allocable share of deficiencies, as described in the applicable Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Class of Notes or more than one series of Notes, Noteholders of any applicable Class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of Noteholders of other series.

          If the protection provided to the Noteholders of a given Class of Notes by any applicable credit enhancement or by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the Series Pool.

          MODIFICATION OF AN INDENTURE. With specific exceptions, under an Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the applicable Indenture and, if and to the extent described in the applicable Prospectus Supplement, the consent of any credit enhancement provider; but no modification of that type may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding applicable Notes and no modification of that type may be made without the consent of the holder of each outstanding note affected thereby if it would: (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under that Indenture or (c) modify the provisions of the Indenture restricting modifications or waivers of the provisions of the Indenture except to increase any percentage or fraction set forth in the Indenture or to provide that other specific provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the Indenture treating Notes held by the Issuer or any affiliate of the Issuer as not being "Outstanding" for specific purposes under the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of any Series Pool or, except as provided in the Indenture, terminate the lien of the Indenture on any part of a Series Pool at any time subject to the Indenture or deprive any Noteholder of the security afforded by the lien of the Indenture.

          EVENTS OF DEFAULT. "Events of Default" under an Indenture will include, in addition to any other events or conditions described in the applicable Prospectus Supplement: (i) a default for payment of any interest on any Note issued under that Indenture; (ii) a default in the payment of the principal of or any installment of the principal of any Note at the stated maturity; or (iii) insolvency or bankruptcy events relating to the Issuer.

          Subsequent to an Event of Default and following any acceleration of the Notes in connection with an Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the order of priority described in the applicable Prospectus Supplement at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes.

                             THE INDENTURE TRUSTEE

          The Indenture Trustee for a series of Notes (the "Trustee") will be identified in the applicable Prospectus Supplement. The Originator and its affiliates may from time to time enter into normal banking and trustee relationships with the applicable Trustee and its affiliates. The applicable Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of specific local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate Trustee under the applicable Indenture. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and the separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specific acts, singly upon the separate trustee or co-trustee, who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the Trustee.

          No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and the Servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the applicable Noteholders of the series at their addresses appearing on the security register. Unless otherwise specified in the applicable Prospectus Supplement, the Trustee may be removed at any time by act of the holders of Notes evidencing not less than 66-2/3% of the voting rights thereof, delivered to the Trustee and the Issuer. If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer must promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after the resignation or removal, existence of incapability, or occurrence of the vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                             SECURITY FOR THE NOTES

          Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected by filing UCC financing statements against the Issuer and Copelco Capital, (b) a security interest in the related Equipment owned by the Issuer and an assignment of the Issuer's security interest in such Equipment subject to Nominal Buy-Out Leases, which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below) and (c) all funds in the Collection Account and the Reserve Account.

                       LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

          GENERAL. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

          The Leases are "hell or high water" leases, under which the obligations of the Lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Transferor or Servicer, the Issuer, or any other person or entity whatsoever.

          Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under the Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a Lease default, and to credit the proceeds against the Lessee's liabilities thereunder, those remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

          UCC AND BANKRUPTCY CONSIDERATIONS. In connection with the Assignment and Servicing Agreement, Copelco Capital will make a capital contribution to the Issuer of the Leases and Equipment owned by Copelco Capital and subject to the Leases and assign its security interests in the Equipment subject to Nominal Buy-Out Leases. Copelco Capital will warrant that each of the contribution of the Leases from Copelco Capital to the Issuer is an absolute assignment, that the contributions of its rights in the Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees regarding all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC financing statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee will be filed in favor of the Issuer or the Trustee in the central filing location for any given state. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Specific statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Transferor or Servicer, various provisions of the Bankruptcy Code of 1978, as amended, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of that lease or contract constitutes a breach of the lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and those Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the applicable Lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          GENERAL. The following discussion describes the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. The opinion of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), does not purport to deal with all federal tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, are not discussed below. In particular, this discussion applies only to investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

          The discussion that follows, and the opinion set forth below of Tax Counsel are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors are urged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Leases. Tax Counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

          TAX CHARACTERIZATION OF THE ISSUER. Tax counsel is of the opinion that the Issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

          TAX CHARACTERIZATION OF THE NOTES. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated within this Prospectus has been the subject of any Treasury Regulation, Revenue Ruling or judicial decision, based on the application of existing law to the facts as presented in the applicable agreements, the Notes will be treated as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the applicable tax. Interest received on the Notes also may constitute "investment income" for purposes of limitations in the Code concerning the deductibility of investment interest expense.

          Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on the Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible, subject to the limitations on the deductibility of miscellaneous itemized deductions by individuals, and the market discount and premium provisions of the Code might apply to a purchase of the Notes.

          If, alternatively, the Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation. If the Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Leases by the partnership would be passed through to the Noteholders, as partners in a partnership according to their respective interests. The timing, amount and character of the income or expenses reportable by the Noteholders as partners in a partnership could differ from the income or expenses reportable by the Noteholders as holders of debt. If the Noteholders were treated as partners, a cash basis Noteholder might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, if Notes were treated as interests in a partnership, an individual Noteholder's share of expenses of the partnership (e.g., Servicing
Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Noteholder's adjusted gross income, meaning that the individual Noteholder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Noteholder that is a pension, profit sharing or employee benefit plan or other tax-exempt, could constitute "unrelated business taxable income."

          If the Notes were treated as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Leases. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Noteholders would probably be treated as dividends. The imposition of an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

          Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Noteholders. Investors are urged to consult their own tax advisors with regard to the potential application of those provisions.

          DISCOUNT AND PREMIUM. A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note, or upon a sale of a Note; and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the applicable tax.

          ORIGINAL ISSUE DISCOUNT. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the Due Period and the closing date relating to the series of Notes (the "Issuance Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under that Note. The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Issuance Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Issuance Date until the date on which each of those distributions is expected to be made by (ii) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          The adjusted issue price of a Note at any time will equal the issue price of the Note, increased by the aggregate amount of previously accrued original issue discount with respect to that Note, and reduced by the amount of any distributions made on that Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

          A subsequent purchaser of a Note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the Note, the daily portion of original issue discount with respect to the Note (but reduced, if the cost of the Note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) that daily portion and (ii) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the Note for all days on or after the day of purchase).

          MARKET DISCOUNT. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the Note not previously included in income. With respect to Notes that have unaccrued original issue discount, any market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on that indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

          Notwithstanding the above rules, market discount on a Note will be considered to be zero if the discount is less than 0.25 percent of the remaining stated redemption price at maturity of the Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          PREMIUM. A purchaser of a Note that purchases it at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Note (a "Premium Note") at a premium. A purchaser of a Premium Note need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat that premium as "amortizable bond premium." If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to that period based on the Premium Note's yield to maturity. The amortization of premium should be made using constant yield principles. If a premium amortization election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If a premium amortization election is not made,
(i) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each principal distribution is received, a loss equal to the premium allocated to the principal distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

          SPECIAL ELECTION. A beneficial owner may elect to include in gross income all "interest" that accrues on a Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

          SALE OR EXCHANGE OF NOTES. If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

          BACKUP WITHHOLDING. Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of those distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

          The IRS has issued regulations (the "Withholding Regulations"), which change some of the rules relating to some of the presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective for distributions made after December 31, 2000, although valid withholding certificates that are held on that date remain valid until the earlier of December 31, 2001 or the date of expiration of the certificate under the rules as currently in effect.

          FOREIGN INVESTORS. Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of the beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives this statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that this statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

          If income or gain with respect to a Note is effectively connected with a U.S. trade or business carried on by a Noteholder who or which is not a U.S. person, the 30 percent withholding tax will not apply but the Noteholder will be subject to U.S. federal income tax at graduated rates applicable to U.S. persons.

          The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

          STATE AND LOCAL TAX CONSEQUENCES. Investors should consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to an investment in the Notes.

          The federal and state income tax discussions described above are included for general information only and may not be applicable depending upon a Noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws or in the interpretations thereof.

                                    RATINGS

          Each Class of Notes offered by this Prospectus and the applicable Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. These ratings will address, in the opinion of the Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the applicable Notes in accordance with the terms thereof. These ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA CONSIDERATIONS

          The Prospectus Supplement for each series of Notes will summarize considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") relevant to the purchase of Notes of that series by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

          The Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

          In connection with the sale of the Notes, underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

          The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the Notes subject to that agreement if any are purchased and that, in limited circumstances, the Issuer will indemnify the underwriters and the underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

          Purchasers of Notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

          Certain legal matters will be passed upon in relation to the issuance of the Notes for the Issuer and Copelco Capital by Spencer Lempert, the General Counsel and Senior Vice President of Copelco Financial and, in relation to other matters for Copelco Capital, the Issuer and the underwriters by Dewey Ballantine LLP, New York, New York.

                                 INDEX OF TERMS

          Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of the terms may be found above.

Additional Account..........................................................25
Additional Lease............................................................16
Adjusted Lease..............................................................16
Assignment and Servicing Agreement...........................................9
Available Funds.............................................................18
Bankruptcy Code.............................................................28
Booked Residual Value of the Leases.........................................17
Business Day................................................................17
Casualty Payment............................................................18
Cede........................................................................20
CEDEL.......................................................................19
CEDEL Participants..........................................................21
Code........................................................................29
Collection Account..........................................................25
Cooperative.................................................................21
Copelco Capital..............................................................9
Copelco Credit..............................................................12
Copelco Financial...........................................................12
Copelco Leasing.............................................................12
Cost per Copy...............................................................13
Cut-off Date.................................................................9
Definitive Notes............................................................22
Depositories................................................................20
Discount Rate...............................................................11
Discounted Present Value of the Leases......................................11
Discounted Present Value of the Performing Leases...........................11
Distribution Account........................................................25
DTC.........................................................................19
Due Period..................................................................18
Dun & Bradstreet............................................................15
Early LeaseTermination......................................................16
Eligible Account............................................................25
Eligible Investments........................................................25
Eligible Leases.............................................................10
Equipment....................................................................9
Equipment Financing Portion.................................................13
ERISA.......................................................................33
Euroclear...................................................................19
Euroclear Operator..........................................................21
Euroclear Participants......................................................21
Events of Default...........................................................26
Excess Copy Charge..........................................................13
Fee Per Scan Charges........................................................14
Fixed Payment...............................................................13
Group.......................................................................12
HILL........................................................................13
Indenture....................................................................9
Indirect Participants.......................................................20
IRS.........................................................................29
Issuer.......................................................................9
Lease Payment...............................................................18

Leases.......................................................................9
Lessee.......................................................................9
Lessees......................................................................9
Maintenance Charge..........................................................13
Non-Performing Leases.......................................................10
Noteholders.................................................................12
Notes........................................................................9
Originator...................................................................9
Participants................................................................20
PILL........................................................................13
Pre-Funding Account.........................................................25
Premium Note................................................................31
Rating Agencies.............................................................17
Rating Agency...............................................................17
Reserve Account.............................................................25
Residual Realizations.......................................................18
Residual Warranty Payments..................................................18
SBU.........................................................................12
Series Pool..................................................................9
Servicer.....................................................................9
Servicer Advance............................................................23
Servicer Events of Default..................................................24
Servicing Fee...............................................................23
Substitute Lease............................................................16
Tax Counsel.................................................................29
Termination Payment.........................................................19
Terms and Conditions........................................................21
Transaction Accounts........................................................25
Transaction Documents.......................................................22
Trust Depository............................................................21
U.S. Person.................................................................32
Vendor......................................................................13
Warranty Lease..............................................................16
Withholding Regulations.....................................................32

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the securities being registered.


          SEC Filing Fee................................................     $ *
          Indenture Trustee's Fees and Expenses.........................       *
          Legal Fees and Expenses.......................................       *
          Accounting Fees and Expenses..................................       *
          Printing and Engraving Expenses...............................       *
          Blue Sky Qualification and Legal Investment Fees and
            Expenses ...................................................       *
          Rating Agency Fees............................................       *
          Miscellaneous.................................................       *

          --------------------------------------------------------------  ------

          TOTAL                                                              $


* To be completed by Amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the Company's business or affairs.

          Copelco Financial Services Group, Inc. has also purchased liability policies which indemnify the Registrant's manager(s) against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

          Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.

ITEM 16.  EXHIBITS

Exhibits

 1.1      *     --    Form of Underwriting Agreement for the Offered Notes.
 4.1      *     --    Form of Indenture,  including forms of the Notes and certain other related agreements as Exhibits thereto.
 5.1      *     --    Opinion of Dewey Ballantine LLP regarding legality.
 8.1      *     --    Opinion of Dewey Ballantine LLP regarding tax matters.
10.1      *     --    Form of Assignment and Servicing Agreement.
23.1      *     --    Consent of Dewey  Ballantine  LLP is included in the opinion filed as Exhibit 5.1 hereto.
23.2      *     --    Consent of Independent Auditor.
24.1      *     --    Power of Attorney (Included on Page II-4 hereof).
25.1      *     --    Statement of Eligibility and Qualification of Trustee (Form T-1).
99.1            --    Form of Prospectus Supplement - Notes.

*To Be Filed by Amendment


ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any Financial Statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus by means of a post-effective amendment, Financial Statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all their information in the prospectus is at least as current as the date of those Financial Statements. Notwithstanding the foregoing, with respect to Registration Statements on form F-3 a post-effective amendment need not be filed to include Financial Statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter of such Financial Statements and information also contained in periodic reports filed with or furnished to the Commission by the Registrant, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d) That,

                    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rule and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 3rd day of June, 1999.



                         COPELCO CAPITAL FUNDING LLC 2000-A,
                              Registrant

                          By:  COPELCO MANAGER, INC.
                             as Manager of the Registrant

                          By  /s/ Ian J. Berg
                            ----------------------------------------------------
                              Name:  Ian J. Berg
                              Title: Chief Executive Officer and Acting Chief
                                       Financial Officer

          Each person whose signature appears below constitutes and appoints Stephen W. Shippie as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated below.

          Signature                Title                          Date
          ---------                -----                          ----



          /s/ Ian J. Berg          Chairman of the Board          June 3, 1999
     -------------------------     Director
            Ian J. Berg



          /s/ John Hakemian        Director                       June 3, 1999
     -------------------------
            John Hakemian



          /s/ Tadayuki Seki        Director                       June 3, 1999
     -------------------------
            Tadayuki Seki